Exhibit 21.1

List of Subsidiaries of Rotech Healthcare Inc.

Subsidiary(1)(2)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
A-1 Medical Equipment, Inc.	Florida	59-3334401
Abba Medical Equipment, Inc.	Florida	59-3344117
Acadia Home Care, Inc.	Maine	01-0486177
Allied Medical Supply, Inc.	Arizona	86-0423257
Always Medical Equipment, Inc.	Florida	59-3387512
American Medical Rental, Inc.	Arkansas	71-0679003
Andy Boyd’s InHome Medical, Inc., West.	West Virginia	55-0749187
Andy Boyd’s InHome Medical, Inc.	West Virginia	55-0744360
Anniston Health & Sickroom Supplies, Inc.	Alabama	63-0719873
Baumann Pharmaceutical Services, Inc.	Alabama	63-0682329
Berkeley Medical Equipment, Inc.	Florida	59-3402227
Best Care Medical Supply, Inc.	Michigan	38-2918055
Beta Medical Equipment, Inc.	Florida	59-3334408
Cambria Medical Supply, Inc.	Florida	59-3260476
Camden Medical Supply, Inc.	Florida	59-3203186
Canyon State Medical Supply, Inc.	Arizona	86-0627468
Care Medical Supplies, Inc.	Illinois	37-1175959
Centennial Medical Equipment, Inc.	Florida	59-3406826
Charlotte Medical Supply, Inc.	Florida	59-3208925
Collins Rentals, Inc.	Missouri	43-1222037
Community Home Oxygen, Inc.	Montana	81-0490456
Contour Medical Supply, Inc.	Florida	59-3406822
Corley Home Health Care, Inc.	Georgia	58-1729882
CP02, Inc.	Pennsylvania	23-2271084
Cynthiana Home Medical Equipment, Inc.	Florida	59-3250409
Daniel Medical Systems, Inc.	Oklahoma	73-0737988
Distinct Home Health Care, Inc.	Florida	59-3143941
Don Paul Respiratory Services, Inc.	Colorado	84-1177602
DuMed, Inc.	Iowa	42-1336634
East Tennessee Infusion & Respiratory, Inc.	Florida	59-3007561
Encore Home Health Care, Inc.	Florida	59-3221477
Epsilon Home Health Care, Inc.	Florida	59-3250417
Excel Medical of Ames, Inc.	Iowa	42-1309650
Excel Medical of Fort Dodge, Inc.	Iowa	42-1324351
Excel Medical of Marshalltown, Inc.	Iowa	42-1336085
First Community Care of Niagara, Inc.	New York	16-1361366
Firstcare, Inc.	Kansas	48-1104362
Fischer Medical Equipment Co., Inc.	Idaho	82-0361262
Four Rivers Home Healthcare, Inc.	Missouri	43-1336602
G & G Medical, Inc.	Colorado	84-1033419
Gate City Medical Equipment, Inc.	Florida	59-3339037
Georgia Medical Resources, Inc.	Georgia	58-1484343
Gladwin Area Home Care, Inc.	Michigan	38-2870154
Hamilton Medical Equipment Service, Inc.	Iowa	42-1129500
Health at Home, Inc.	Florida	59-2954576
Health Care Services of Mississippi, Inc.	Florida	59-2893038
Health-Med, Inc.	Mississippi	64-0714560
Holland Medical Services, Inc.	Florida	59-3180731
Home Care Oxygen Service, Inc.	Minnesota	41-1335036
Home Health Services Co., Inc.	Iowa	42-1196189
Home Medical Systems, Inc.	South Carolina	59-3154523
IHS Acquisition XXVII, Inc.	Delaware	52-1748938

Subsidiary(1)(2)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Infusion Services, Inc.	Alabama	63-1086135
Integrated Health Services at Jefferson Hospital, Inc.	Delaware	52-1843408
Integrated of Garden Terrace, Inc.	Delaware	52-1843387
Intensive Home Care Services, Inc.	Texas	75-2323364
IOTA Medical Equipment, Inc.	Florida	59-3366769
LAMBDA Medical Equipment, Inc.	Florida	59-3374213
LAMS, Inc.	Texas	75-2253169
Lawrence Medical Equipment, Inc.	Kansas	48-1066529
Liberty Home Health Care, Inc.	Florida	59-3172251
Lovejoy Medical, Inc.	Kentucky	59-3267284
Major Medical Supply, Inc.	Texas	75-1583420
Medco Professional Services Corp	Colorado	84-1188104
MedCorp International, Inc.	Arizona	86-0601512
Medic-Aire Medical Equipment, Inc.	Florida	59-3334409
Medical Electro-Therapeutics, Inc.	Florida	59-2973806
Medicare Rental Supply, Inc.	West Virginia	55-0574420
Michigan Medical Supply, Inc.	Michigan	38-2401565
National Medical Equipment Centers, Inc.	Florida	59-2874381
Neumann’s Home Medical Equipment, Inc.	Illinois	36-2534719
Nightingale Home Health Care, Inc.	Florida	59-2973784
North Central Washington Respiratory Care Services, Inc.	Washington	91-1364195
Northeast Medical Equipment, Inc.	Florida	59-3345262
Northwest Home Medical, Inc.	Idaho	82-0388664
Omega Medical Equipment, Inc.	Florida	59-3366772
OMICRON Medical Equipment, Inc.	Florida	59-3374215
Oxygen of Oklahoma, Inc.	Oklahoma	73-1144965
Oxygen Plus Medical Equipment, Inc.	Florida	59-3344115
Oxygen Plus, Inc.	Colorado	84-1143534
Oxygen Therapy Associates, Inc.	Texas	75-2461923
Peterson’s Home Care, Inc.	California	33-0439765
PHI Medical Equipment, Inc.	Florida	59-3366766
Pioneer Medical Services, Inc.	West Virginia	55-0689719
Preferential Home Health Care, Inc.	Florida	59-3155850
Premier Medical, Inc.	New Mexico	85-0436331
Principal Medical Equipment, Inc.	Florida	59-3387513
Professional Breathing Associates, Inc.	Michigan	38-2201020
Professional Respiratory Home Healthcare, Inc.	Florida	59-3344111
PSI Health Care, Inc.	South Dakota	46-0360287
Pulmo-Dose, Inc.	Florida	59-3098866
Pulmonary Homecare, Inc.	New Jersey	22-2476666
Quality Home Health Care, Inc.	Florida	59-2954571
R.C.P.S. Inc.	California	33-0429101
RCG Information Services Corporation	Florida	59-3223052
RCI Medical Corp.	New Jersey	22-3214474
Regency Medical Equipment, Inc.	Florida	59-3387515
Resp-A-Care, Inc.	Kentucky	61-0906717
Respiracare Medical Equipment, Inc.	Florida	59-3358640
Respiratory Medical Equipment of GA, Inc.	Florida	59-3345258
Respitech Home Health Care, Inc.	Wyoming	83-0310603
Responsive Home Health Care, Inc.	Florida	59-3182438
Rhema, Inc.	Texas	75-2622932
Ritt Medical Group, Inc.	Arizona	86-0340564
RN Home Care Medical Equipment Company, Inc.	Florida	59-2932598
Roswell Home Medical, Inc.	Florida	59-3358647
Rotech Employee Benefits Corporation	Florida	59-3098434
Rotech Home Medical Care, Inc.	Florida	59-2919059

Subsidiary(1)(2)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Rotech Oxygen and Medical Equipment, Inc.	Florida	59-1450889
Roth Medical, Inc.	Colorado	84-1117477
Rothert’s Hospital Equipment, Inc.	Kentucky	59-3270420
Sampson Convalescent Medical Supply, Inc.	North Carolina	56-1660509
Select Home Health Care, Inc.	Florida	59-3223150
SIGMA Medical Equipment, Inc.	Florida	59-3367143
Signature Home Care of Kansas, Inc.	Kansas	48-1124109
Signature Home Care of New Jersey, Inc.	Delaware	22-3204810
Southeastern Home Health, Inc.	Florida	59-3358645
Southern IV Therapy, Inc.	Florida	59-3204556
Stat Medical Equipment, Inc.	Florida	59-3334411
Sun Medical Supply, Inc.	North Carolina	56-1574796
Sunshine Home Health Care, Inc.	Florida	59-3221497
The Kilroy Company, Inc.	North Carolina	56-1453738
The Towne Pharmacy, Inc.	West Virginia	55-0616297
Theta Home Health Care, Inc.	Florida	59-3279824
Tupelo Home Health, Inc.	Florida	59-2957024
UPSILON Medical Equipment, Inc.	Florida	59-3367145
Valley Medical Equipment, Inc.	Utah	87-0547456
Value Care, Inc.	Florida	59-3250410
VitalCare Health Services, Inc.	Florida	59-3143938
VitalCare of America, Inc.	Texas	75-2223205
VitalCare of Pennsylvania, Inc.	Pennsylvania	23-2505962
VitalCare of Texas, Inc.	Texas	76-0245707
Vitech Medical, Inc.	Florida	59-3170915
Whites Medical Rentals, Inc.	South Carolina	57-0770401
Wichita Medical Care, Inc.	Kansas	48-1156368
Wofford Pharmaceutical Services, Inc.	Alabama	63-0997399
Zeta Home Health Care, Inc.	Florida	59-3250414

(1)	The address, including zip code, and telephone number, including area code, of each subsidiary’s principal executive offices is 2600 Technology Drive, Suite 300, Orlando, Florida 32804, (407) 822-4600.
(2)	The primary standard industrial classification code number for each subsidiary is 7352.